Exhibit (d)(10)(v)

Schedule A to

Sub-Advisory Agreement

Revised as of September 15, 2014

Fund	Annual Fee Rate (stated as a percentage of the Fund’s average daily net assets)	Effective Date
AllianzGI Best Styles Emerging Markets Equity Fund	0.25%	9/15/14
AllianzGI Best Styles Global Equity Fund	0.20%	12/02/13
AllianzGI Best Styles International Equity Fund	0.20%	9/15/14
AllianzGI Best Styles U.S. Equity Fund	0.20%	9/15/14
AllianzGI China Equity Fund	0.715%	6/04/10
AllianzGI Convertible Fund	0.37%	3/31/10
AllianzGI Emerging Markets Consumer Fund	0.65%	9/15/14
AllianzGI Emerging Markets Debt Fund	0.50%	9/02/14
AllianzGI Emerging Markets Small-Cap Fund	0.80%	9/15/14
AllianzGI Global Fundamental Strategy Fund	0.49%	7/01/13
AllianzGI Global Managed Volatility Fund	0.26%	12/19/11
AllianzGI Global Sustainability Fund	0.50%	9/15/14
AllianzGI Global Water Fund	0.54%	3/31/08
AllianzGI High Yield Bond Fund	0.31%	3/31/10
AllianzGI International Small-Cap Fund	0.65%	7/16/12
AllianzGI Micro Cap Fund	0.81%	3/31/10
AllianzGI Multi-Asset Real Return Fund	0.45%	12/17/12
AllianzGI Retirement 2015 Fund	0.05%	9/01/11
AllianzGI Retirement 2020 Fund	0.05%	9/01/11
AllianzGI Retirement 2025 Fund	0.05%	12/19/11
AllianzGI Retirement 2030 Fund	0.05%	9/01/11
AllianzGI Retirement 2035 Fund	0.05%	12/19/11
AllianzGI Retirement 2040 Fund	0.05%	9/01/11
AllianzGI Retirement 2045 Fund	0.05%	12/19/11
AllianzGI Retirement 2050 Fund	0.05%	9/01/11
AllianzGI Retirement 2055 Fund	0.05%	12/19/11
AllianzGI Retirement Income Fund	0.05%	9/01/11
AllianzGI Short Duration High Income Fund	0.29%	9/22/11
AllianzGI Structured Return Fund	0.40%	7/01/14
AllianzGI Ultra Micro Cap Fund	0.98%	3/31/10
AllianzGI U.S. Equity Hedged Fund	0.455%	12/10/12
AllianzGI U.S. Small-Cap Growth Fund	0.59%	3/31/10

	Annual Fee Rate (stated as a percentage of the Fund’s average daily net assets attributable to the noted asset classes)			Effective Date
Fund	Affiliated Funds	Unaffiliated Funds	Other Investments
AllianzGI Global Allocation Fund	0.15%	0.15%	0.60%	4/20/09
AllianzGI Global Growth Allocation Fund	0.15%	0.15%	0.60%	4/20/09

Schedule A to Sub-Advisory Agreement

For these purposes:

“Affiliated Funds” means any Covered Funds (defined below) for which the Manager or an affiliated person of the Manager serves or acts as an investment adviser.

“Unaffiliated Funds” means any Covered Funds other than Affiliated Funds.

“Other Investments” means any portion of the Fund’s average daily net assets not invested in Affiliated Funds or Unaffiliated Funds (including, without limitation, direct investments in securities other than shares of Covered Funds, net assets attributable to derivatives investments, and cash and cash equivalents).

“Covered Fund” means any “investment company” (as defined in the 1940 Act) or any entity that would be an “investment company” under the 1940 Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the 1940 Act.

[Signature page follows]

Schedule A to Sub-Advisory Agreement

IN WITNESS WHEREOF, ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC and ALLIANZ GLOBAL INVESTORS U.S. LLC have each caused this Schedule A to Sub-Advisory Agreement to be signed in its behalf by its duly authorized representative, on this 15th day of September, 2014.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Julian F. Sluyters
Name:	Julian F. Sluyters
Title:	Managing Director

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Julian F. Sluyters
Name:	Julian F. Sluyters
Title:	Managing Director

Schedule A to Sub-Advisory Agreement – Signature Page